CUSIP: 15912K100	SCHEDULE 13G	EXHIBIT 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Change Healthcare Inc. is filed on behalf of each of us.

Dated: February 11, 2021

MCKESSON CORPORATION

By:	/s/ Michele Lau
Michele Lau
Senior Vice President, Corporate Secretary and Associate General Counsel

PF2 MCKESSON TECHNOLOGIES, INC.

By:	/s/ Michele Lau
Michele Lau
President and Secretary

PF2 PST SERVICES INC.

By:	/s/ Michele Lau
Michele Lau
President and Secretary